Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2009 RESULTS

Fourth quarter net income increased 11.9% to $11.3 million

Fiscal 2009 net income increased 13.4% to $19.7 million

Fiscal 2010 earnings guidance of approximately $1.60 to $1.65 per share

SAVANNAH, GA (March 12, 2010) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the fourth quarter and fiscal year ended January 30, 2010.

Financial Highlights — Fourth quarter ended January 30, 2010

Total sales in the fourth quarter ended January 30, 2010 increased 15.8% to $169.8 million compared with $146.6 million in the quarter ended January 31, 2009.  Comparable store sales increased 1.2% in the fourth quarter.

Income from operations in the fourth quarter increased 18.4% to $16.8 million in 2009 compared with $14.2 million in 2008.  As a percentage of sales, income from operations in the quarter increased to 9.9% in 2009 from 9.7% in 2008.  Net income in the fourth quarter of 2009 increased 11.9% to $11.3 million compared with $10.1 million in last year’s fourth quarter.  Earnings per diluted share increased to $0.78 in the fourth quarter of 2009 compared with $0.69 in the fourth quarter of 2008.

The Company opened 11 stores in the fourth quarter of 2009, reaching a total store count of 403 at the end of the year.

Financial Highlights — Fiscal year ended January 30, 2010

Total sales in the fiscal year ended January 30, 2010 increased 13.0% to $551.9 million compared with $488.2 million in the fiscal year ended January 31, 2009.  Comparable store sales increased 0.6% for the full year.

Income from operations increased 27.4% to $29.4 million in 2009 compared with $23.1 million in 2008.  As a percentage of sales, income from operations increased to 5.3% in 2009 from 4.7% in 2008.  Net income increased 13.4% to $19.7 million in 2009 compared with $17.4 million in the prior year.  Earnings per diluted share increased to $1.36 in 2009 compared with $1.20 in 2008.  Income from operations increased at a higher rate than net income throughout 2009 due to the effect on net income of a declining interest rate environment which caused a reduction in tax-free interest income and a related increase in the effective income tax rate.

The Company opened 49 stores, relocated or expanded 11 others, and closed 3 stores in 2009.

Fiscal 2010 Outlook — Fiscal year ending January 29, 2011

The Company estimates 2010 earnings of approximately $1.60 to $1.65 per diluted share.  This guidance includes an anticipated 2010 comparable store sales increase of approximately 3% to 4%.  For the year, the Company expects to increase selling square footage by at least 15%.

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

Fiscal 2010 is off to a strong start with comparable store sales increasing more than 10% during the first five-plus weeks of the year in addition to a 14% increase during the same period of time last year.  The Company attributes the strong sales thus far in the first quarter to be primarily a result of our customers receiving their tax refunds later this year. Additionally, and importantly, our spring merchandise assortment has resonated well with our customers.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2900.  A replay of the conference call will be available until March 19, 2010, by dialing (402) 977-9140 and entering the passcode, 21457735.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through March 19, 2010.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 8 stores and closing 2 thus far in the first quarter of 2010, the Company currently operates 409 stores located in 24 states in the Southeast, Mid-Atlantic and Midwest regions and the states of Texas and California.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission,

Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

-END-

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	January 30, 2010	January 31, 2009
Net sales	$169,811	$146,603
Cost of sales	104,258	90,695
Gross profit	65,553	55,908
Selling, general and administrative expenses	44,050	37,409
Depreciation and amortization	4,752	4,346
Income from operations	16,751	14,153
Interest income	75	280
Interest expense	(6)	(51)
Income before income tax expense	16,820	14,382
Income tax expense	5,569	4,326
Net income	$11,251	$10,056

Basic net income per common share	$0.78	$0.70
Diluted net income per common share	$0.78	$0.69

Net income attributable to common shares (1):
Basic	$11,251	$9,908
Diluted	$11,251	$9,908

Weighted average shares used to compute basic net income per share	14,402	14,241
Weighted average shares used to compute diluted net income per share	14,447	14,290

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 30, 2010	January 31, 2009
Net sales	$551,869	$488,202
Cost of sales	338,898	301,867
Gross profit	212,971	186,335
Selling, general and administrative expenses	165,166	147,009
Depreciation and amortization	18,431	16,261
Income from operations	29,374	23,065
Interest income	404	2,495
Interest expense	(92)	(307)
Income before income tax expense	29,686	25,253
Income tax expense	9,969	7,870
Net income	$19,717	$17,383

Basic net income per common share	$1.36	$1.21
Diluted net income per common share	$1.36	$1.20

Net income attributable to common shares (1):
Basic	$19,540	$17,162
Diluted	$19,541	$17,164

Weighted average shares used to compute basic net income per share	14,364	14,131
Weighted average shares used to compute diluted net income per share	14,396	14,269

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	January 30, 2010	January 31, 2009
Assets:
Cash and cash equivalents	$62,993	$33,516
Short-term investment securities	33,025	—
Inventory	100,874	86,259
Other current assets	14,927	14,072
Property and equipment, net	63,791	58,861
Long-term investment securities	—	43,825
Other noncurrent assets	4,376	4,256
Total assets	$279,986	$240,789

Liabilities and Stockholders’ Equity:
Accounts payable	$62,706	$52,295
Accrued liabilities	22,273	18,992
Other current liabilities	3,669	2,649
Noncurrent liabilities	9,995	8,646
Total liabilities	98,643	82,582

Total stockholders’ equity	181,343	158,207
Total liabilities and stockholders’ equity	$279,986	$240,789